                                                File No 33-
                                                           ----------------

   As filed with the Securities and Exchange Commission on January 26, 1995.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                LTX Corporation
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Massachusetts                                       04-2594045
- --------------------------------                         -------------------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization                         Identification No.)

LTX Park at University Avenue, Westwood, Massachusetts           02090
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                             1990 Stock Option Plan
- --------------------------------------------------------------------------------
                            (Full title of the plan)


                                 John J. Arcari
               LTX Park at University Avenue, Westwood, MA 02090
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (617) 461-1000
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                  Proposed       Proposed   <EBT>
<BBT> Title of                    maximum        maximum
securities          Amount        offering       aggregate         Amount of
to be               to be         price          offering          registration
registered          registered    per share*     price*            fee
- ---------------     ----------    ----------     ----------        -----------
Common Stock,       1,200,000     $5.31          $6,372,000        $2,198.00
$.05 par value      Shares

- ----------------------------------------------------------------------------------
*    This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee.  It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased.  The above calculation is based on the offering of 1,200,000 shares at a purchase price of $5.31 per share, which is the average of the high and low prices of the Company's Common Stock as reported by the National Association of
Securities Dealers Automated Quotation System on January 23, 1995.


                                   PART II
                                   -------

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3:    Incorporation  of Documents by Reference
- ------     ----------------------------------------

        The following documents are incorporated by reference in this Registration Statement:

        (a) the undersigned registrant's Annual Report on Form 10-K for the year ended July 31, 1994; (b) the registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994; and (c) the description of the registrant's Common Stock contained in a Registration Statement filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4:   Description of Securities
- ------    -------------------------

        Not Applicable

Item 5:   Interests of Named Experts and Counsel
- ------    --------------------------------------

     Not applicable.

Item 6:   Indemnification of Directors and Officers
- ------    -----------------------------------------

        Chapter 156B of the Massachusetts General Laws, under which the Company is organized, permits a Massachusetts corporation to adopt a provision in its Articles of Organization eliminating or limiting the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty).

        On December 8, 1987, the stockholders approved an amendment to the Company's Articles of Organization. The amendment to the Articles of Organization, which became effective on April 8, 1988, is as follows:

        "No director shall be personally liable to the corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director not withstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to th corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)

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
authorizing distributions to stockholders in violation of the bankrupt, and approving loans to officers or directors of the corporation which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment."

        The By-laws of the registrant provide for indemnification of officers and directors as follows:

        Section 6.5  Indemnification.

        (a) The Corporation shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys' fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the Corporation, or, at its request, a director, officer, stockholder or member of any other corporation, firm, association or other organization or by reason of his serving or having served, at its request, in any capacity with respect to any employee benefit plan, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expenses or at the time the indemnification is made. No indemnification shall be made hereunder (i) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interests of the Corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan), or (ii) otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer. The Corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder.

        (b) The Board of Directors may, without stockholder approval, authorize the Corporation to enter into agreements, including any amendments or modification thereto, with any of its directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the Corporation's Articles of Organization and By-laws.

        (c) No amendment to or repeal of this section shall have any adverse effect on (i) the right of any director or officer under any agreement entered into prior thereto, or (ii) the rights of any director or officer hereunder relating to his


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
service, for which he would otherwise be entitled to indemnify hereunder, during any period prior to such amendment or repeal.

     The Company has a directors and officers liability policy that insures the Company's directors and officers against certain liabilities which they may incur as directors or officers of the Company.

Item 7:   Exemption from Registration Claimed
- ------    -----------------------------------

        Not applicable

Item 8:   Exhibits
- ------    --------

        The following exhibits are filed as part of this Registration Statement:

        (4)  1990 Incentive Stock Option Plan, as amended.

        (5) Opinion and Consent of Bingham, Dana & Gould as to the legality of the securities being registered.

        (23)(A)   Consent of Arthur Andersen & Co.

        (23)(B)   Consent of Bingham, Dana & Gould - included in Exhibit 5.

        (24)  Power of Attorney (contained on the signature page).

Item 9:  Undertakings
- ------   ------------

     1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, and Commonwealth of Massachusetts on the 7th day of December, 1994.

                              LTX Corporation


                              By   /s/ Roger W. Blethen
                                   ---------------------
                                   Roger W. Blethen
                                   President

                              By   /s/ Martin S. Francis
                                   ---------------------
                                   Martin S. Francis
                                   President


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger W. Blethen and Martin S. Francis, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments or post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                         Date
- ---------                    -----                         ----

/s/ Roger W. Blethen
- ----------------------       President (Principal          December 7, 1994
Roger W. Blethen             Executive Officer)


/s/ Martin S. Francis
- ----------------------        President (Principal          December 7, 1994
Martin S. Francis             Executive Officer)


/s/ John J. Arcari
- ----------------------        Chief Financial Officer       December 7, 1994
John J. Arcari                and Treasurer (Principal
                              Financial Officer)



/s/ Glenn W. Meloni
- ------------------------             Controller (Principal         December 7, 1994
Glenn W. Meloni                      Accounting Officer)

/s/ Grahan C.C. Miller
- ------------------------             Chairman of the Board         December 7, 1994
Graham C.C. Miller

/s/ Jacques Bouyer
- ------------------------             Director                      December 7, 1994
Jacques Bouyer

/s/ Fred J. Butler
- ------------------------             Director                      December 7, 1994
Fred J. Butler

/s/ Robert E. Moore
- ------------------------             Director                      December 7, 1994
Robert E. Moore

/s/ Roger J. Maggs
- ------------------------             Director                      December 7, 1994
Roger J. Maggs

/s/ Samuel Rubinovitz
- -------------------------            Director                      December 7, 1994
Samuel Rubinovitz

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
                                Exhibit Index


Exhibit No.     Description of Document
- -----------     -----------------------

     4          1990 Incentive Stock Option Plan, As Amended

     5          Opinion of Bingham, Dana & Gould

     23(A)      Consent of Arthur Andersen LLP

     23(B)      Consent of Bingham, Dana & Gould
                is contained in its opinion filed
                as Exhibit 5

     24         Power of Attorney (contained on the signature page)






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